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                                                                    Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cellular Communications of Puerto Rico, Inc. for the registration of 820,404 shares of its common stock and to the incorporation by reference therein of our report dated February 23, 1996, with respect to the consolidated financial statements of Cellular Communications of Puerto Rico, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                        /s/ ERNST & YOUNG LLP

San Juan, Puerto Rico
May 8, 1996